UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2011

NUGEN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52865	26-1946130
(Commission File Number)	(IRS Employer Identification No.)

44645 Guilford Drive, Suite 201, Ashburn, Virginia 20147
 (Address of Principal Executive Offices, Zip Code)

(703) 858-0036
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alan Pritzker tendered his resignation as the Chief Financial Officer of NuGen Holdings, Inc., a Delaware corporation (the “Company”), on June 30, 2011. In connection with his resignation Mr. Pritzker entered into a release and settlement agreement (the “Release”) with the Company whereby the Company agreed to pay Mr. Pritzker  the sum of $26,929.37 which represents unpaid compensation owed to Mr. Pritzker.

The Company is not aware of any disagreements between Mr. Pritzker and any other officer or director of the Company.

We are providing Mr. Pritzker with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Company, on the other hand, the Board of Directors of the Company or any executive officer of the Company regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

The Board of Directors of the Company appointed Marshall G. Webb, age 69, as Chief Financial Officer, effective upon Mr. Pritzker’s resignation on June 30, 2011. Since 1999, Mr. Webb has served as President and Chief Financial Officer of Polaris Group, an advisory firm he founded to provide financial consulting, mergers and acquisitions services and capital sourcing to public and private companies. Since 2001, Mr. Webb has served as a Director of Teletouch Communications, Inc., a wireless communications company, and is Chairman of its Audit Committee, and member of its Compensation and Governance Committees.  Mr. Webb is a designated “financial expert” as that term is defined in Section 407 of the Sarbanes-Oxley Act of 2002 and under federal securities law.  From March 2006 until August 2007, Mr. Webb served as a Director of ACR Group, Inc., a wholesale distributor of air conditioning, heating and refrigeration equipment, and was Chairman of its Audit Committee.  From February 2004 until April 2005, he served as Director and Audit Committee Chairman of Omni Energy Services Corp., a service provider to the oil and gas industry.  From April 2004 until June 2009, Mr. Webb served as a Director of Isolagen, Inc., a development stage company involved in cellular therapy.  Mr. Webb attended Southern Methodist University, is a Certified Public Accountant (Texas), and began his business career with KPMG Peat Marwick.

The Company entered into a one-year employment  agreement, dated July 1, 2011 (the “Employment  Agreement”) with Marshall G. Webb pursuant to which Mr. Webb will be employed as a senior executive officer of the Company and, immediately upon Mr. Pritzker’s resignation, will serve as the Company’s Chief Financial Officer.  The Employment Agreement will automatically renew for additional one-year terms unless either party notifies the other of its desire not to renew the Employment Agreement within 90 days of the expiration of the then current term.

Under the Employment Agreement, Mr. Webb will be entitled to a base salary of $120,000 per annum, which the board of directors may periodically increase but not decrease, and an annual bonus at the discretion of the Board, currently anticipated at 25% of Mr. Webb’s base salary. Mr. Webb will be paid a special bonus of $15,000 for each $1,000,000 raised or 1.5% of any amount raised less than $1,000,000 raised following the current Series B financing effort underway.  Further, in the event Executive is directly involved in a Series B financing, Executive shall be paid a bonus calculated in the aforementioned manner, i.e., fifteen thousand US Dollars (US $15,000) for each one million US Dollars (US $1,000,000) raised, or one and one-half percent (1.5%) of any amount less than one million US Dollars (US $1,000,000) raised.  The Employment Agreement also provides for the grant of a ten-year option to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.45 per share which will vest as to 125,000 shares upon the execution of the Agreement (July 1, 2011) and as to the balance ratably over a 12-month period beginning on July 31, 2011. All options will immediately vest and become exercisable upon a change of control, sale of substantially all of the Company’s assets, a merger in which the Company is not the surviving company, the Company replaces Mr. Webb for other than cause, or Mr. Webb is replaced by Series B investors.  The option will immediately terminate if Mr. Webb is terminated for cause and in 90 days if Mr. Webb resigns other than for good reason.

In the event Mr. Webb is terminated due to a material breach of the Employment Agreement which remains uncured for 30 days, the Company will be obligated to pay Mr. Webb’s base salary for three months from the date of termination. If the Company terminates Mr. Webb’s employment without cause, or Mr. Webb resigns for good reason, the Company will be obligated to pay Mr. Webb’s base salary for the longer of (i) the remaining term of the Employment Agreement or (ii) four months from the date of termination (“Termination Payments”) and any outstanding options will immediately vest and become exercisable.  If Mr. Webb is terminated without cause or resigns for good reason, he will be entitled to a pro rata share of his annual bonus and to outplacement services for so long as he receives Termination Payments.

Pursuant to the Employment Agreement, Mr. Webb agreed not to compete with the Company during his term of employment and any period he is receiving Termination Payments and for one year thereafter (“Non-Compete Period”) and not to solicit or interfere with the Company’s employees, customers, suppliers or other business relationships for twelve months after the termination of his employment.

Unless terminated for cause, Mr. Webb and his family will be entitled to continued life, medical, health and death insurance coverage during any Non-Compete Period but only so long as Mr. Webb receives Termination Payments.

For all the terms and conditions of the Employment Agreement, Stock Option Grant and Release reference is hereby made to such documents annexed hereto as Exhibit 10.33, 10.34 and 10.35, respectively. All statements made herein concerning the foregoing documents are qualified by reference to said Exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.33	Employment Agreement, dated July 1, 2011, between NuGen Holdings, Inc. and Marshall G. Webb
10.34	NuGen Holdings, Inc. 2010 Stock Incentive Plan
10.35	Release and Settlement Agreement, dated June 30, 2011 between NuGen Holdings, Inc. and Alan Pritzker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuGen Holdings, Inc.

July 7, 2011	/s/ Eric Takamura
Name: Eric Takamura
Title: Chairman, Chief Executive Officer and President